Exhibit 23.3

                   [Letterhead of PricewaterhouseCoopers LLP]


                                                  PricewaterhouseCoopers LLP
                                                  Chartered Accountants
                                                  PO Box 82
                                                  Royal Trust Tower, Suite 3000
                                                  Toronto Dominion Centre
                                                  Toronto, Ontario
                                                  Canada M5K 1G8
                                                  Telephone  +1 416 863 1133
                                                  Facsimile  +1 416 365 8215



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in this Amendment No. 2 to Form S-3 of Newmont Mining Corporation, Registration No. 333-87100 of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited's consolidated financial statements for the year ended March 31, 2001. We also consent to the references to us under the headings "Experts" in this Amendment No. 2 to Form S-3.



(Signed) "PricewaterhouseCoopers LLP"

Toronto, Canada
April 22, 2003